Exhibit R

JOINT FILING AGREEMENT

The undersigned agree that this Amendment to Schedule 13D relating to the shares of Common Stock (no par value per share) of North American Energy Partners Inc., a Canadian corporation, shall be filed on behalf of the undersigned.

HARBINGER GROUP INC.
By:	/s/ Philip A. Falcone
	Name:	Philip A. Falcone
	Title:	Chief Executive Officer

/s/ Philip A. Falcone
Philip A. Falcone

FRONT STREET RE (CAYMAN) LTD.
By:	/s/ John H. Tweedie
	Name:	John H. Tweedie
	Title:	Chief Executive Officer

June 27, 2013